Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Neonode Inc. (the “Company”) on Form 10-Q for the fiscal period ended June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), the undersigned principal executive officer and principal financial officer of the Company, each hereby certify, solely for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

NEONODE INC.

Date: August 12, 2026	By:	/s/ Pierre Daniel Alexus
Pierre Daniel Alexus
President and Chief Executive Officer

Date: August 12, 2026	By:	/s/ Fredrik Nihlén
Fredrik Nihlén
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.